UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2019
Date of Report (Date of earliest event reported)
EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Principal Financial and Accounting Officer.

On January 14, 2019, EMCORE Corporation (the “Company”) appointed Mark A. Gordon to serve as its Interim Principal Financial and Accounting Officer, effective immediately.

Mr. Gordon will be entitled to an annual base salary of $152,370 and a target annual cash bonus under the Company’s Fiscal 2019 Bonus Plan of 10% of his base salary. Mr. Gordon will be entitled to participate in the Company’s standard benefit plans for employees.

Since May 2012, Mr. Gordon, age 56, has served as the Company’s Director of Accounting, responsible for SEC reporting, Tax Compliance, Equity Administration and SOX compliance. Mr. Gordon has over 25 years of Accounting and SEC reporting experience with companies such as Pacific Enterprises, Avanex and Star Telecommunications, and with the public accounting firm Coopers & Lybrand (now PwC). He holds a B.S. in Accountancy from California State University, Northridge and is a licensed California Certified Public Accountant (inactive).

There are no arrangements or understandings between Mr. Gordon and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Gordon and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: January 15, 2019	By: /s/ Jeffrey Rittichier Name: Jeffrey Rittichier Title: Chief Executive Officer